ARCH INSURANCE GROUP TO RESPOND TO NEW YORK ATTORNEY GENERAL
REQUEST FOR INFORMATION ABOUT UNDERWRITING ACTIVITIES FOR LAWYER
PROFESSIONAL MALPRACTICE COVERAGES

                HAMILTON, BERMUDA, DECEMBER 3, 2004 — Arch Capital Group Ltd. [Nasdaq: ACGL] today announced that, on December 2, 2004, Arch Insurance Group received a subpoena from the New York State Attorney General requesting certain information concerning its underwriting activities with respect to insurance coverages to lawyers and law firms for acts of professional malpractice.  The Company intends to cooperate with this request.

Arch Capital Group Ltd., a Bermuda-based company with over $2.4 billion in capital, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries (collectively, the “Company”) may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance.  Forward-looking statements involve the Company’s current assessment of risks and uncertainties, which may cause actual events and results and prospects to differ materially from those expressed or implied in these statements.  Certain information regarding such risks and uncertainties is set forth in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:                 Arch Capital Group Ltd.

                                John D. Vollaro

                                (441) 278-9250